[LETTERHEAD OF WILLKIE FARR & GALLAGHER]


August 8, 2002

CBL & Associates Properties, Inc.
2030 Hamilton Place Blvd.
Suite 500
Chattanooga, Tennessee  37421

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 446,652 shares of its common stock, par value $.01 per share (the "Shares"), which may be sold from time to time by the selling stockholders identified in the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 8, 2002.

As counsel for the Company, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

Based on the foregoing, we are of the opinion that the Shares which are the subject of the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

/s/ Willkie Farr & Gallagher